EXHIBIT 4.1


SES
Securities Evaluation Service, Inc.
Suite 200
531 E. Roosevelt Road
Wheaton, Illinois  60187




October 4, 1995


Nike Securities L.P.
1001 Warrenville Road
Lisle, IL  60532

Re:  THE FIRST TRUST COMBINED SERIES 255

Gentlemen:

     We  have  examined the Registration Statement File  No.  33-
61833 for the above captioned fund. We hereby consent to the use in the Registration Statement of the references to Securities
Evaluation Service, Inc. as evaluator.

     You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

Sincerely,

Securities Evaluation Service, Inc.



James R. Couture
President